Exhibit 10.36

OMNIBUS AMENDMENT TO EMPLOYMENT AND AWARD AGREEMENTS

This OMNIBUS AMENDMENT TO EMPLOYMENT AND AWARD AGREEMENTS (this “Amendment”) is made and entered into on February 26, 2016, by and between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the “Company”), and DANIEL E. SMITH (the “Executive”).

BACKGROUND

The Company and the Executive are parties to (i) the Employment Agreement, dated as of October 22, 2014 (the “Employment Agreement”), and (ii) one or more Restricted Share Award Agreements entered into from time to time between October 22, 2014 and the date hereof (the “Restricted Share Award Agreements” and, together with the Employment Agreement, collectively the “Agreements”), pursuant to which shares of restricted stock in the Company were granted to the Executive. The Company’s Board of Directors (and the Compensation Committee thereof) and the Executive have determined that the Agreements should be amended to memorialize their intention and agreement that the shares of restricted stock granted thereunder would fully vest upon a change in control of the Company.

AMENDMENT

In furtherance of the foregoing, the Company and the Executive hereby agree as follows:

1.Effective as of October 22, 2014, the Employment Agreement shall be amended by the addition of the following as a new clause “i.” under Section 3 thereof: “i.  Vesting upon a Change in Control.  Notwithstanding anything herein to the contrary, the shares of restricted Company common stock granted pursuant to clause c. of this Section 3 shall, unless previously forfeited, fully vest upon a “Change in Control” (as defined in the 2010 Plan).”

2.Effective as of their respective effective dates, each Restricted Share Award Agreement shall be amended by the addition of the following sentence to the end of Section 2 thereof: “Notwithstanding the foregoing, Grantee’s rights and interest in the Awarded Shares, unless previously forfeited, shall fully vest upon a Change in Control (as defined in the Plan).”

3.Section 12 of the Employment Agreement shall be deemed incorporated by reference herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment on the date first written above.

EXECUTIVE:

        /s/ Daniel E. Smith

Daniel E. Smith

COMPANY:

Consolidated-Tomoka Land Co.,

a Florida corporation

By:         /s/ John J. Allen

Name: John J. Allen

Title: Chairman, Compensation Committee

Schedule A to Employment Agreement